Exhibit 24

POWER OF ATTORNEY

     The undersigned hereby makes, constitutes and appoints Herman Kotze as the undersigned’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, with the power to act alone for the undersigned and in the undersigned’s name, place and stead, and authorizes and designates the foregoing attorney-in-fact to prepare, execute, deliver and file filings and any amendments thereto, with the Securities and Exchange Commission, made by or on behalf of the undersigned in respect of (i) the beneficial ownership of equity securities of Net 1 UEPS Technologies, Inc. held by the undersigned, directly, indirectly or beneficially, pursuant to Sections 13(d), 13(g) and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including the filing of any Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial Ownership), and Form 5 (Annual Statement of Changes in Beneficial Ownership) and (ii) the disposition of equity securities of Net 1 UEPS Technologies, Inc. held by the undersigned, directly, indirectly or beneficially, in accordance with Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, including the filing of any Form 144 or related documentation necessary to be executed in connection with the disposition of equity securities pursuant to the Securities Act. The undersigned hereby grants such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that (i) this Power of Attorney authorizes, but does not require, the attorney-in-fact to act at his or her discretion on information provided to such attorney-in-fact without independent verification of such information, (ii) any documents prepared and/or executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the attorney-in-fact, in his or her discretion, deems necessary or desirable and (iii) the foregoing attorney-in-fact, in serving in such capacity at the request of each of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Sections 13(d), 13(g) or 16 of the Exchange Act or Rule 144 of the Securities Act.

     This Power of Attorney shall remain in full force and effect until withdrawn by the undersigned in a signed writing delivered to each of the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 31st day of May, 2017.

/s/ Alfred Mockett
Alfred Mockett